Exhibit 10.1
Vital Health Technologies, Inc.
Form 10-KSB
File No. 000-15243

AURORA CAPITAL MANAGEMENT

January 28, 1997

Aurora Capital Management LLC agreement with Vital Heart Systems,
Inc.

Purpose and objectives:

1.) To fully evaluate the market potential of variance cardiography technology over a six (6) month period of time beginning February 17, 1997 and ending August 15, 1997.
2.) To gage investor interest and create preliminary awareness. 3.) To develop a complete strategic plan that will can be implemented to realize the full potential of variance cardiography.
4.) To begin putting together a team of highly effective personnel that will fill key roles within the organization.
5.) To determine what capital resources will be needed and a strategy to obtain the necessary capital.
6.) To finalize a long term agreement between Aurora Capital Management and Vital Heart Systems that is fair to all stakeholders.

Methodology:

1.)  Develop a complete plan of action to be completed  within  6 months.
2.) Recruit and gain commitment of key individuals.
3.) Arrange for product demos for investors and key individuals.
4.) Coordinate consumer group feedback studies.

Progress reports:

1.) Aurora will provide verbal and/or written progress reports to the directors of Vital Heart Systems every two (2) weeks.
2.) At the appropriate time we will begin negotiations for a long-term agreement.


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Role of Vital Heart Systems:

1.) Vital Heart will make available to Aurora Capital Management any information, machinery, etc. that will be helpful in accomplishing the purpose and objectives listed above.
2.) Vital Heart's directors and key personnel will keep William Kieger, Aurora Capital Management abreast of any progress and/or developments that are independent of this agreement.


Aurora management, consultants and advisors (appropriate for Vital Heart project):

*    William Kieger - Founder and President.  Former Vice
     President, American Express Financial Advisors. Member, board of directors, Genovus Inc.

*    Lance  Novak  - Finance and Business Management  Consultant.
     Former Vice President and Chief Financial Officer for GES a wholly owned subsidiary of Alliant Techsystems.

* Dr. John Haaland - Emerging Technology Advisor. Current Chairman and CEO of Pear, Inc. Former President / CEO of Agimax Inc., President of BioSystems, Inc., Vice President, Pillsbury, Principal Honeywell scientist for the Apollo space program.

*    Eric Harris - Product Development and Innovation Consultant.
     Current President of E.L. Lewis Enterprises, a company that specializes in product design and conceptualization.

*    Dr.   Jose  Martinez  M.A.   -  Advisor.   Board  certified,
     emergency medicine.  Emergency Medicine Practitioner,  Heath
     East Hospitals 1982 - 1997.

*    Charles  Young  -  Research Analyst - Project  Manager.   Co
     Founder  of Reading Results.  Market Analyst, Horton Holding
     Co., Tax and Audit experience, Deloitte and Touche.

*    Meg  McCormick  - Marketing Consultant - Marketing  Manager,
     National   Biosciences,  Inc.,  Marketing  Manager,   C-Tech
     Systems.

* Craig Laughlin - SRC Funding - Mergers and acquisitions, fundraising specialist

Termination and compensation:

Vital Heart will grant Aurora Capital Management a (6) month period of time to carry out the items outlined above. Either Vital Heart or Aurora Capital Management may terminate this agreement any time prior to the end of the (6) month period. In the event the agreement is terminated prior to the end of the (6) month period or no long term agreement is finalized by the end of the (6) month period, Vital Heart may acquire title to all work product provided by Aurora Capital Management for a fee of $50,000. The fee may be reduced to less than $50,000 if both parties agree. The fee must be paid within sixty day's and prior to Vital Heart claiming title to Aurora's work product.

Liability:

No  party  shall have any liability or other rights to the  other
save  as  expressly  set  forth in this agreement.   Vital  Heart
reserves  the  right  to reject any offer from  Aurora  in  Vital
Heart's sole discretion.

This agreement reflects our mutual understanding and is accepted by all parties this 5th day of February 1997.


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Vital Heart Systems, Inc.

By:/s/Robert B. Beale           and    By:/s/John Mondati
     Robert B.  Beale                        John Mondati
     Director                                Director

Aurora Capital Management, LLC

By:/s/William J. Kieger
      William J. Kieger
      President


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